SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

          Date of report (Date of earliest reported): September 8, 2004

                       Advantage Capital Development Corp.
             (Exact Name of Registrant as Specified in Its Charter)

                                     Nevada
                 (State or Other Jurisdiction of Incorporation)

                 000-50413                       87-0217252
        (Commission File Number)     (IRS Employer Identification No.)

                 2999 N.E. 191st Street, PH2 Aventura, FL 33180
               (Address of Principal Executive Offices)(Zip Code)

                                 (866) 820-5139
              (Registrant's Telephone Number, Including Area Code)


          (Former Name or Former Address, if Changed Since Last Report)

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INFORMATION TO BE INCLUDED IN THE REPORT

ITEM 8.01. OTHER EVENTS AND REGULATION FD DISCLOSURE

On September 8, 2004, Advantage Capital Development Corp issued a press release announcing that it closed on a transaction for $1 million in debt financing as part of the first phase of its financing as a business development company
(BDC). The funds were provided by an institutional investor. The Company is currently raising equity capital to finance its aggressive, short- and long-term investment plans.

The Company recently changed its name to Advantage Capital Development Corp. to better reflect its new business operations as a regulated business development company (BDC). This followed a comprehensive corporate restructuring that included the resignation of its former officers and directors as well as the establishment of a new board of directors and the appointment of new senior management. The Company believes that this initial round of financing will accelerate its efforts to create long-term shareholder value by allowing the Company to bring to fruition some of the investments that it is currently pursuing.

As a result of the recent financing and a high level of investor interest in additional financing, the Company has been evaluating a number of potential investments in a variety of industries. As a BDC, the Company can avail itself of certain types of debt and equity financing not normally available to other public companies. The Company said it hopes to announce additional fundraising closings and/or investments in the near future.


ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(a) Financial statements of business acquired:

         None

(b) Exhibits

Number            Exhibit
------            -------

10.1              Press Release


                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

                                              ADVANTAGE CAPITAL
                                              DEVELOPMENT CORP.

                                              By: /s/ Jeff Sternberg
                                                  -----------------------------
                                                      Jeff Sternberg, President
September 27, 2004